Exhibit 99.1

CytRx Announces Integration of Wholly Owned Subsidiary Centurion BioPharma and Corporate Governance Updates

Believes Integration Will Bring Enhanced Efficiency and Simplicity to the Company’s Structure

Notes the Company Will Fold Centurion into CytRx

Dr. Louis Ignarro, Chairman of the Compensation Committee, to Retire from the Board as of the July 2022 Annual Meeting

Steven Kriegsman to Retire Effective Immediately

LOS ANGELES—(BUSINESS WIRE)—CytRx Corporation (OTCQB: CYTR) (“CytRx” or the “Company”), a biopharmaceutical innovator focused on research and development of life-saving cancer therapeutics, today announced that the Company is absorbing its wholly-owned subsidiary Centurion BioPharma Corporation (“Centurion”). All of Centurion’s assets will be absorbed by the Company via a merger agreement. Centurion’s assets consist of the high-potential LADR platform for the concentration and localized delivery of cancer therapeutics. The Centurion board of directors will also be terminated.

In addition, CytRx announced today that Chairman Louis Ignarro, Ph.D. will retire from the Company’s Board of Directors (the “Board”) as of the 2022 Annual Meeting of Shareholders in July, and that Steven Kriegsman has retired from the Board effective immediately. CytRx thanks Dr. Ignarro and Mr. Kriegsman for their many years of service and wishes them well in their future pursuits. A new independent director will be added to the Board at or before the 2022 Annual Meeting of Shareholders.

Stephen Snowdy, Ph.D., Chief Executive Officer, commented: “CytRx’s Linker Activated Drug Release system has the potential to save lives by making cancer drugs work better with an improved safety profile. The first-generation LADR drug, Aldoxorubicin, has been out-licensed to ImmunityBio for royalties on sales and up to $343 million in milestone payments and has experienced positive preliminary Phase II data in pancreatic cancer. Through the merger with Centurion, the next-generation LADR drugs are now within CytRx and poised for the last steps required for first-in-human studies, an achievement that could be expected to generate significant value for shareholders. The Company will continue to seek partners and explore the least dilutive pathways possible for the LADR drugs. Additionally, the Company expects that changes to the Board will result in a Board that is well-equipped for the Company’s evolution and activities going forward.”

Additional information pertaining to the developments announced today will be found on the Form 8-K that CytRx will file with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only CytRx’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of CytRx’s control. Forward-looking statements include those relating to the offering of CytRx’s securities, including as to the consummation of the offering described above, the expected proceeds from the offering, the intended use of proceeds and the timing of the closing of the offering, which may be affected by, among others, delays in satisfying or failure to satisfy closing conditions for the registered direct offering and the concurrent private placement and adverse changes in general economic and market conditions. Forward-looking statements also includes statements relating to the potential receipt of EMA and FDA approval of arimoclomol, the CytRx’s potential receipt of future milestone and royalty payments from Orphazyme and the achievement of long-term value for the CytRx’s stockholders. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to the ability of Orphazyme to obtain regulatory approval for, manufacture and commercialize its products and therapies that use arimoclomol; the results of clinical trials involving arimoclomol; the amount, if any, of future milestone and royalty payments that we may receive from Orphazyme; and other risks and uncertainties described in the most recent annual and quarterly reports filed by the CytRx with the SEC, including disclosures under the heading “Risk Factors”, and current reports filed since the date of the CytRx’s most recent annual report. All forward-looking statements are based upon information available to the CytRx on the date the statements are first published. The CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About CytRx

CytRx Corporation (OTCQB: CYTR) is a biopharmaceutical company with expertise in discovering and developing new therapeutics principally to treat patients with cancer. CytRx’s most recent advanced drug conjugate, aldoxorubicin, is an improved version of the widely used anti-cancer drug doxorubicin and has been out-licensed to ImmunityBio, Inc. In addition, CytRx’s drug candidate, arimoclomol, was sold to Orphazyme A/S in exchange for milestone payments and royalties. Orphazyme is developing arimoclomol in two indications, including Niemann-Pick disease Type C (NPC), and Gaucher disease. CytRx Corporation’s website is www.cytrx.com.

Contact

Longacre Square Partners

Greg Marose / Bela Kirpalani

cytrx@longacresquare.com